UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                              ENERTECK CORPORATION
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                              ENERTECK CORPORATION
                              10701 CORPORATE DRIVE
                                    SUITE 150
                               STAFFORD, TX 77477




                                                        October 11, 2004

Dear Stockholders:

            We are writing to advise our stockholders that EnerTeck Corporation intends to amend its Certificate of Incorporation (the "Amendment") to reduce the per share par value of its common stock from $.001 to $.0001 and effect a forward common stock split of all of the outstanding shares of our common stock at a ratio of four-for-one. Our Board of Directors has approved this action. In addition, the holders of a majority of our issued and outstanding voting securities have approved this action by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law. These actions will not be effective until after we file the Amendment with the Delaware Secretary of State. We intend to file the Amendment on or about November 2, 2004 with an effective date of November 5, 2004, which is no less than 20 days after the date the enclosed information statement is first mailed to our stockholders.

            The forward stock split and reduction of the par value of our Common Stock is not intended to change the proportionate equity interest of our stockholders in relation to the authorized common stock of EnerTeck. As described hereafter, it is hoped that these actions will result in a broader based market and promote greater liquidity for EnerTeck's stockholders.

            WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The information statement is first mailed to you on or about October 11, 2004.

            Please feel free to call us at (281) 240-1787 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in EnerTeck.

                                  For the Board of Directors
                                  of ENERTECK CORPORATION

                                  Parrish B. Ketchmark, President

                              ENERTECK CORPORATION
                              10701 CORPORATE DRIVE
                                    SUITE 150
                               STAFFORD, TX 77477


               INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN
                   BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                        --------------------------------

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                               TO SEND US A PROXY



                                     GENERAL

         This Information Statement is being furnished to the stockholders of EnerTeck Corporation ("EnerTeck" or the "Company") in connection with the adoption of a Certificate of Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. In August 2004, our Board of Directors approved, subject to stockholder approval, an amendment to our Certificate of Incorporation reducing the per share par value of our common stock from $.001 to $.0001 and effecting a forward stock split of all of the outstanding shares of our common stock at a ratio of four-for-one (the "Amendment").

         The Board has fixed the close of business on September 15, 2004 as the record date for the determination of stockholders entitled to receive notice of the matters set forth herein (the "Record Date"). On the Record Date, the Company had outstanding 8,551,509 shares of Common Stock which are the only outstanding voting securities of the Company. Stockholders holding shares representing 57.0% of the votes entitled to be cast at a meeting of the Company's stockholders have already consented in writing to the proposed actions. As a result, these actions will become effective upon the filing of the Amendment with the Secretary of State of Delaware in accordance with the relevant sections of the Delaware General Corporation Law. In accordance with the regulations of the Securities and Exchange Commission, the proposed actions cannot become effective until at least 20 calendar days following the distribution of this Information Statement to the Company's stockholders. Accordingly, it is expected that the Amendment will be filed with the Secretary of State of Delaware on or about November 2, 2004 with an effective date of November 5, 2004.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

         Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about October 11, 2004 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                                            OUR PRINCIPAL STOCKHOLDERS

         The following table sets forth the stock ownership of each of the Company's directors and officers, individually and as a group, and each beneficial owner of greater than 5% of the outstanding shares of the Company, as of the Record Date.


Name and Address of                            Amount and Nature
Beneficial Owner             Title of Class    of Beneficial Ownership   Percent of Class
-------------------          --------------    -----------------------    ---------------
Dwaine Reese (1)             Common            1,225,000                       14.3%
206 Country Creek Way
Richmond, TX 77469

Parrish B. Ketchmark (1)     Common            1,145,000 (2)                   13.3%
75 Oak Street
Norwood, NJ 07648

Leon van Kraayenburg (1)     Common              400,000 (3)                    4.6%
14826 Cedar Point Drive
Houston, TX 77070

Stan Crow                    Common              665,500 (4)                    7.7%
1410 Andover
Livingston, TX 77351

Leo Long                     Common            1,010,000 (5)                   11.8%
14600 W. 107th Street
Lenexa, KS 66215

John Russell                 Common            1,010,000 (5)(6)                11.8%
116 A Main Street
Tiburon, CA 94920

All directors and
executive officers
as a group (3 persons)       Common            2,770,000                       32.3%


(1) Holds these positions (officer and/or director) with the Company.

(2) This includes the shares underlying the warrant that has issued to an affiliate of this shareholder, Parrish Brian Partners, Inc., to purchase 1,145,000 shares of the Company's common stock for $1.00 per share. The percent of class assumes the exercise of this shareholder's warrants only.

(3) This includes the shares underlying the warrant that has been issued to this shareholder in connection with his employment agreement. This is a warrant to purchase 400,000 shares at $1.20 per share. The percent of class assumes the exercise of this shareholder's warrants only.

(4) This includes the shares underlying the warrant that has been issued to this shareholder in connection with services previously rendered. This is a warrant to purchase 60,000 shares at $1.20 per share. The percent of class assumes the exercise of this shareholder's warrants only.

(5) This includes shares underlying a warrant that has been issued to this shareholder to purchase 10,000 shares at $1.00 per share. The percent of class assumes the exercise of this shareholder's warrants only.

(6) This individual's common stock holdings are comprised of shares owned by his affiliates as follows: Park City Investors, LP (400,000 shares), Carlsbad Industrial Association, LP (200,000 shares) and The Sherman Family Partners, LP (400,000). Mr. Russell controls all of these entities.

         All such shares are owned beneficially and of record, there are no additional shares known to the Company for which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13D-3(d)(1) of the Exchange Act.

                                  THE PROPOSAL

             AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
              A FORWARD STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK
                  AND REDUCE THE PAR VALUE OF OUR COMMON STOCK

         We currently have authorized 100,000,000 shares of common stock and on the Record Date we had 8,551,509 shares issued and outstanding. Pursuant to the Amendment, (i) we will reduce the per share par value of our common stock from $.001 to $.0001, and (ii) the number of outstanding shares of our common stock on the date of the Amendment (the "Old Shares") will be automatically increased on the ratio of four-for-one (the "New Shares").

         This means that all stockholders of record on the record date of the forward split will receive and own four New Shares for every one Old Share owned. As a result, following the forward stock split, the stockholders as of the record date will own a total of 34,206,036 shares of stock, an increase of 25,654,527 shares.

         The text of the proposed Amendment is as follows:

         The Certificate of Incorporation of this Corporation is hereby amended by deleting Paragraph FOURTH in its entirety and replacing it with the following:

         "FOURTH: The authorized capital stock of the corporation shall consist of two (2) classes of stock, designated as Common Stock and Preferred Stock.

         The total number of shares of Common Stock that the corporation will have authority to issue is one hundred million (100,000,000) shares. The shares shall have par value of $.0001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

         The total number of shares of Preferred Stock that the corporation will have authority to issue is ten million (10,000,000) shares. The Preferred Stock shall have no stated value and par value of $.001 per share. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

         At the effective time of this amendment, each share of common stock of the Corporation issued and outstanding shall be subject to a four (4) for one
(1) forward split."

PURPOSE AND EFFECT OF AMENDMENT

         Our common stock is currently quoted on the OTC Bulletin Board. We believe that the four-for-one (4:1) forward stock split will substantially increase the number of our common shares that trade in the over-the-counter market and will provide substantially greater liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common shares. The Board believes that the resulting increase of the shares of outstanding caused by the forward stock split is likely to improve the value of our common stock.

         The number of shares of Common Stock authorized will not change as a result of the forward stock split. However, the par value per share will change from $.001 to $.0001.

         The forward stock split will have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         - The number of shares owned by each holder of common stock will be increased fourfold;

         - The number of shares of our common stock that will be issued and outstanding after the forward stock split will be approximately 34,206,036;

         - The per share loss and net book value of our common stock will be decreased because there will be a greater number of shares of our common stock outstanding;

         - The par value of the common stock will be reduced to $0.0001 per share;

         - All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, four times of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the forward stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the forward stock split.

MANNER OF EFFECTING THE AMENDMENT

         The reduction in per share par value of our common stock and the forward stock split will be effected by the filing of the Amendment with the Secretary of State of the State of Delaware. We anticipate that the Amendment will be filed on or about November 2, 2004 with an effective date of November 5, 2004, which is at least 20 days after this Information Statement was first mailed to our stockholders. As soon as practicable after the effective date of the forward stock split, stockholders of record on the record date will receive certificates representing the additional shares of common stock issued to the stockholder as a result of the forward stock split. We will bear the costs of the issuance of the additional stock certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The forward stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder's holding period for the corresponding Old Shares owned prior to the forward stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder's original shares. Our beliefs regarding the tax consequence of the forward stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the forward stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the forward stock split.

POTENTIAL RISKS OF THE FORWARD STOCK SPLIT

         If the forward stock split is effected, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the increase in the number of outstanding shares resulting from the forward stock split and that the market price of the post-split common stock can be maintained. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a forward stock split. Furthermore, the increased number of shares that would be outstanding after the forward stock split could adversely affect liquidity of our common stock.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

            We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                           For the Board of Directors
                                           of ENERTECK CORPORATION

                                           Parrish B. Ketchmark, President
Dated:      October 11, 2004